Exhibit 99.1

SomaLogic Reports Second Quarter 2022 Financial Results

–Second quarter 2022 revenue of $14.1 million, bringing year to date revenue to $37.1 million.
–Reducing 2022 revenue guidance to $80-90 million to account for ongoing variability in core service business, macroeconomic and commercial factors.
–Maintaining substantial cash, cash equivalents, and current investments of $619.1 million at quarter end; Reducing operating expenses by $75 million through 2023-end to navigate market.
–Ongoing strategic plans including announced acquisition of Palamedrix for next-generation SomaScan reader; Illumina protein sequencer on track for 2024 launch; accelerating broad-based initiatives to grow scale and commercial team.
BOULDER, Colo. (August 15, 2022) – SomaLogic, Inc., a leader in AI-data driven proteomics technology, today reported financial results for the quarter ended June 30, 2022.

“At SomaLogic, we remain excited by the commercial and scientific opportunity to unlock the human proteome and enable breakthroughs for our customers and society at large. While we have seen 100% new customer growth over the past 12 months, our reliance on a service business continues to produce variability in our quarterly results. Our second quarter results were further amplified by domestic and global macroeconomics and supply chain challenges slowing sample delivery and customer spend across geographies,” said Roy Smythe, M.D., SomaLogic’s Chief Executive Officer. “To account for these challenges, we are revising annual guidance and similarly, reducing our cash spend while continuing to invest in our commercial team build. We are also leaning into activities to drive increased revenue opportunities from existing customers as well as new customer acquisition. Our substantial cash position provides a unique opportunity to leverage organic and inorganic approaches to diversify our platforms and products, increase scale, continue to attract execution talent, and grow revenue. While frustrating in the near term, we remain confident that we have a unique opportunity to build a differentiated, scalable and durable business.”

Recent Strategic Highlights
•Continued to expand customer base with the number of active customers buying products from SomaLogic more than doubling on a year-over-year basis as of second-quarter end.
•Announced strategic acquisition of Palamedrix, a San Diego based leader in DNA nanotechnology, to develop the next-generation SomaScan® Assay. The acquisition brings differentiated miniaturization technology, scientific and engineering expertise, and enhanced ease-of-use capabilities to SomaLogic’s platform.
•Commenced Illumina integration platform, remaining on track for the 2024 launch of the largest and most diversified sequencing platform in the world.
•Initiated a partnership with Mubadala Health, an integrated network of world-class healthcare providers, in the United Arab Emirates to enable deployment of SomaSignal™ tests in clinical practice. The new agreement represents the first international healthcare system to be part of the SomaSignal Proteomics for Precision Medicine Initiative, a large-scale, clinically focused partnership effort aimed at equipping healthcare providers with the power of proteomic technology to inform decisions at the point of care.
•Announced an agreement with OncoHost, a global leader in next-generation precision oncology, to license the SomaScan® Platform for the development of precision cancer diagnostics. The collaboration reflects

SomaLogic’s commitment to leveraging its industry leading assay capabilities in the development of high-plex proteomic tests.
Second Quarter 2022 Financial Results
•Revenue for the three months ended June 30, 2022 was $14.1 million, an 28.5% decrease from $19.8 million in the corresponding period of 2021. The decrease was primarily due to a decrease in sample volumes and lower royalty revenue as a function of decreased COVID research funding.
•Gross margin for the three months ended June 30, 2022 was 50.0% compared to 59.6% for the corresponding period of 2021. The decrease was primarily due to delivery of lower sample volumes in addition to a modest mix impact from lower royalty revenue.
•Research and development expenses grew by $9.0 million, and selling, general and administrative expenses grew by $22.0 million in the three-months ended June 30, 2022, compared to the corresponding period of 2021. The increase corresponds with our investments in content expansion, compliance, and other growth initiatives.
•Net loss was $23.0 million for the three months ended June 30, 2022, or a loss of $0.13 per share, as compared to a loss of $13.3 million, or $0.12 per share, in the corresponding period of 2021.
•Adjusted EBITDA was a loss of $46.4 million for the three months ended June 30, 2022, compared with an adjusted EBITDA loss of $11.0 million in the corresponding period of 2021.
2022 Financial Guidance
•SomaLogic now expects revenue for the full year 2022 of $80.0 to $90.0 million.
Webcast and Conference Call Details
SomaLogic will host a conference call at 4:30 p.m. ET on Monday, August 15, 2022 to discuss its second quarter 2022 financial results. Those interested in listening to the conference call should register online using this link. A replay of the webcast will be available at https://investors.somalogic.com/.
About SomaLogic
SomaLogic (Nasdaq: SLGC) seeks to deliver precise, meaningful, and actionable health-management information that empowers individuals worldwide to continuously optimize their personal health and wellness throughout their lives. This essential information, to be provided through a global network of partners and users, is derived from SomaLogic’s personalized measurement of important changes in an individual’s proteins over time. For more information, visit www.somalogic.com and follow @somalogic on Twitter.
SomaSignal™ tests are developed and their performance characteristics determined by SomaLogic, Inc. They have neither been cleared or approved by the US Food and Drug Administration. SomaLogic operates a Clinical Laboratory Improvement Amendments (CLIA) certified, and College of American Pathologists (CAP) accredited laboratory.
Non-GAAP Financial Measures
We present non-GAAP financial measures in order to assist readers of our condensed consolidated financial statements in understanding the core operating results used by management to evaluate and run the business, as well as, for financial planning purposes. Our non-GAAP financial measure, Adjusted EBITDA, provides an additional tool for investors to use in comparing our financial performance over multiple periods.
Adjusted EBITDA is a key performance measure that our management uses to assess its operating performance. Adjusted EBITDA facilitates internal comparisons of our operating performance on a more consistent basis, and we use this measure for business planning, forecasting, and decision-making. We believe that Adjusted EBITDA enhances an investor’s understanding of our financial performance as it is useful in assessing our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business.
Our Adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate this measure in the same manner. Adjusted EBITDA is not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. When evaluating our performance, you should consider Adjusted EBITDA alongside other financial performance measures prepared in accordance with GAAP, including net loss.
Forward Looking Statements Disclaimer
This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements, other than statements of historical fact included in this press release, regarding our strategy, future operations, financial position, estimated revenues, projections, prospects, plans and objectives of management are forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “forecast,” “guidance,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “continue,” “will likely result,” “possible,” “potential,” “predict,” “pursue,” “target” and similar expressions, although not all forward-looking statements contain such identifying words. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including factors which are beyond SomaLogic’s control. You should carefully consider these risks and uncertainties, including, but not limited to, those factors described under Part I, Item 1A – “Risk Factors” in our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission. These filings identify and address important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and SomaLogic assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company will not and does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
Investor Contact
Lauren Glaser
lglaser@somalogic.com
Marissa Bych
Gilmartin Group LLC
marissa@gilmartinir.com
Media Contact
Emilia Costales
720-798-5054
ecostales@somalogic.com

SomaLogic, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
Unaudited
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue
Assay services revenue	$10,931	$16,236	$29,731	$30,809
Product revenue	714	462	1,167	655
Collaboration revenue	762	762	1,525	1,525
Other revenue	1,737	2,320	4,701	5,651
Total revenue	14,144	19,780	37,124	38,640
Operating expenses
Cost of assay services revenue	6,571	7,656	17,951	13,811
Cost of product revenue	506	329	778	419
Research and development	17,636	8,590	31,436	16,708
Selling, general and administrative	36,812	14,833	67,627	27,642
Total operating expenses	61,525	31,408	117,792	58,580
Gain (loss) from operations	(47,381)	(11,628)	(80,668)	(19,940)
Other (expense) income
Interest income and other, net	833	69	1,039	71
Interest expense	—	(148)	—	(1,322)
Change in fair value of warrant liabilities	14,536	—	27,176	—
Change in fair value of earn-out liability	9,027	—	25,489	—
Loss on extinguishment of debt, net	—	(1,630)	—	(1,630)
Total other income (expense)	24,396	(1,709)	53,704	(2,881)
Net loss	$(22,985)	$(13,337)	$(26,964)	$(22,821)

Other comprehensive loss
Net unrealized loss on available-for-sale securities	$(209)	$14	$(861)	$8
Foreign currency translation loss	(11)	—	(14)	1
Total other comprehensive loss	(220)	14	(875)	9
Comprehensive loss	$(23,205)	$(13,323)	$(27,839)	$(22,812)

Net loss per share, basic and diluted	$(0.13)	$(0.12)	$(0.15)	$(0.20)
Weighted-average shares used to compute net loss per share, basic and diluted	183,143,391	114,904,241	182,599,949	114,691,007

SomaLogic, Inc.
Condensed Consolidated Balance Sheets
Unaudited
(in thousands, except share data)

	June 30, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$418,182	$439,488
Investments	200,912	218,218
Accounts receivable, net	13,681	17,074
Inventory	20,768	11,213
Deferred costs of services	8	462
Prepaid expenses and other current assets	5,158	5,097
Total current assets	658,709	691,552
Non-current inventory	2,547	4,085
Property and equipment, net of accumulated depreciation of $16,448 and $15,244 as of June 30, 2022 and December 31, 2021, respectively	15,857	9,557
Other long-term assets	8,966	908
Total assets	$686,079	$706,102

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$19,076	$15,089
Accrued liabilities	9,305	11,109
Deferred revenue	5,300	3,021
Other current liabilities	1,250	66
Total current liabilities	34,931	29,285
Warrant liabilities	8,005	35,181
Earn-out liability	1,396	26,885
Deferred revenue, net of current portion	31,839	2,364
Other long-term liabilities	2,690	363
Total liabilities	78,861	94,078
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding at June 30, 2022 and December 31, 2021	—	—
Common stock, $0.0001 par value; 600,000,000 shares authorized; 183,453,324 and 181,552,241 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	18	18
Additional paid-in capital	1,134,024	1,110,991
Accumulated other comprehensive income (loss)	(947)	(72)
Accumulated deficit	(525,877)	(498,913)
Total stockholders’ equity	607,218	612,024
Total liabilities and stockholders’ equity	$686,079	$706,102

SomaLogic, Inc.
Reconciliation of net loss in accordance with GAAP to non-GAAP adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021
GAAP net loss	$(22,985)	$(13,337)	$(26,964)	$(22,821)
Non-GAAP EBITDA adjustments to net income:
Interest income and other, net	(833)	(69)	(1,039)	(71)
Interest expense	—	148	—	1,322
Depreciation and amortization	963	674	1,718	1,377
EBITDA	(22,855)	(12,584)	(26,285)	(20,193)
Other non-GAAP adjustments:
Loss on extinguishment debt, net (1)	—	1,630	—	1,630
Change in fair value of warrant liabilities (2)	(14,536)	—	(27,176)	—
Change in fair value of earn-out liability (3)	(9,027)	—	(25,489)	—
Adjusted EBITDA	$(46,418)	$(10,954)	$(78,950)	$(18,563)

(1)Represents the $5.2 million loss on extinguishment of debt as a result of the repayment of the Amended and Restated Credit Agreement in April 2021 and offset by the $3.6 million gain on extinguishment of debt as a result of the forgiveness of the PPP loan in June 2021.
(2)Represents fair value adjustments to warrant liabilities.
(3) Represents fair value adjustments to earn-out liability.

6